FOR IMMEDIATE RELEASE

Iron Mountain Reports First Quarter 2026 Results

• Delivers record quarterly results across all key performance metrics

• Achieves quarterly revenue of $1.9 billion, an increase of 21.6% on a reported basis and an increase of 18.6% excluding the effects of foreign exchange

• Organic revenue growth of 17.2% year over year in the first quarter

• Growth businesses of data center, digital, and asset lifecycle management (ALM) collectively grew more than 50% year over year in the first quarter

• Q1 2026 Net Income of $149 million, as compared to $16 million in Q1 2025

• Delivers quarterly Adjusted EBITDA of $708 million, an increase of 22.1% compared to $580 million in Q1 2025

• Generates quarterly AFFO of $426 million, or $1.43 per share, an increase of 22% compared to last year

• Increases 2026 financial guidance driven by strong operational performance across the business

PORTSMOUTH, N.H. – April 30, 2026 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the first quarter of 2026.

"We are pleased to report another quarter of exceptional results, with record performance that exceeded our expectations and showed strength across all key metrics. Our business is experiencing significant momentum, driven by outstanding performance in our growth businesses of data center, ALM, and digital and continued solid growth in our highly recurring physical records storage business. Our team's strong execution of our growth plans and commitment to delivering value to our customers through innovative solutions remain the foundation of our ongoing success," stated William L. Meaney, President and CEO of Iron Mountain. "Looking ahead, we are accelerating our cross-selling efforts in ALM and Digital and we are off to a strong start to the year in data center leasing, where we have already leased 32 megawatts through April. Additionally, our pipeline momentum continues to build against the 400 megawatts of data center capacity energizing and available over the next 24 months, supporting our outlook for continued strong growth. With the trajectory we are on, together with our first quarter outperformance, we are pleased to raise our full-year financial guidance."

Financial Performance Highlights for the First Quarter of 2026

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change	
	3/31/26	3/31/25	Reported $	Constant Fx
Storage Rental Revenue	$1,095	$948	15%	13%
Service Revenue	$841	$644	31%	28%
Total Revenue	**$1,936**	**$1,593**	**22%**	**19%**
Net Income	$149	$16	n/a	
Reported EPS	$0.48	$0.05	n/a	
Adjusted EPS	$0.60	$0.43	40%	
Adjusted EBITDA	$708	$580	22%	19%
Adjusted EBITDA Margin	*36.6%*	*36.4%*	*20 bps*	
AFFO	$426	$348	22%	
AFFO per share	$1.43	$1.17	22%	

1

- Total reported revenues for the first quarter were $1.9 billion, compared with $1.6 billion in the first quarter of 2025, an increase of 21.6%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 18.6% compared to the prior year, driven by an 12.6% increase in storage rental revenue and a 27.6% increase in service revenue.
- Net Income for the first quarter was $149.0 million, compared with $16.2 million in the first quarter of 2025, primarily driven by increased Operating Income.
- Adjusted EBITDA for the first quarter was $707.9 million, compared with $579.9 million in the first quarter of 2025, an increase of 22.1%. On a constant currency basis, Adjusted EBITDA increased by 19.5% in the first quarter, compared to the first quarter of 2025, driven by increased revenue and Adjusted EBITDA across each of our segments and improved operating leverage coming from our continued improvement activities.
- FFO (Normalized) per share was $0.99 for the first quarter, compared with $0.77 in the first quarter of 2025.
- AFFO was $426.1 million for the first quarter, compared with $348.4 million in the first quarter of 2025, an increase of 22.3% driven by improved Adjusted EBITDA.
- AFFO per share was $1.43 for the first quarter, compared with $1.17 in the first quarter of 2025.

Dividend

On April 30, 2026, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.864 per share of common stock for the second quarter. The second quarter 2026 dividend is payable on July 3, 2026 to shareholders of record at the close of business on June 15, 2026.

Guidance

Iron Mountain increased full year 2026 guidance; details are summarized in the table below.

2026 Guidance[(1)]					
($ in millions, except per share data)					
	Full Year 2026				
	New	Approximate Y/Y % Change at Midpoint	Previous	Q2 2026	Approximate Y/Y % Change
Total Revenue	$7,825 - $7,925	~14%	$7,625 - $7,775	~$1,965	~15%
Adjusted EBITDA	$2,925 - $2,965	~14%	$2,875 - $2,925	~$715	~14%
AFFO	$1,735 - $1,755	~13%	$1,705 - $1,735	~$418	~13%
AFFO Per Share	$5.79 - $5.86	~13%	$5.69 - $5.79	~$1.40	~13%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

2

Q1 2026 Earnings Conference Call and Related Materials The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is trusted by more than 240,000 customers in 61 countries, including approximately 95% of the Fortune 1000, to help unlock value and intelligence from their assets through services that transcend the physical and digital worlds. Our broad range of solutions address their information management, digital transformation, information security, data center and asset lifecycle management needs. Our longstanding commitment to safety, security, sustainability and innovation in support of our customers underpins everything we do. To learn more about Iron Mountain, please visit www.IronMountain.com. Investor Relations Contacts: Mark Rupe Erika Crabtree SVP, Investor Relations Manager, Investor Relations Mark.Rupe@ironmountain.com Erika.Crabtree@ironmountain.com (215) 402-7013 (617) 535-2845 Media Contact: media@ironmountain.com 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co- investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), (5) AFFO and (6) AFFO per share. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 3/31/2026 12/31/2025 ASSETS Current Assets: Cash and Cash Equivalents $250,710 $158,535 Accounts Receivable, Net 1,424,635 1,443,669 Prepaid Expenses and Other 367,738 332,779 Total Current Assets $2,043,083 $1,934,983 Property, Plant and Equipment: Property, Plant and Equipment $14,862,169 $14,457,335 Less: Accumulated Depreciation (5,023,371) (4,911,010) Property, Plant and Equipment, Net $9,838,798 $9,546,325 Other Assets, Net: Goodwill $5,274,865 $5,285,801 Customer and Supplier Relationships and Other Intangible Assets 1,231,051 1,269,607 Operating Lease Right-of-Use Assets 2,451,023 2,465,196 Other 647,995 623,107 Total Other Assets, Net $9,604,934 $9,643,711 Total Assets $21,486,815 $21,125,019 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $216,965 $216,074 Accounts Payable 782,546 710,662 Accrued Expenses and Other Current Liabilities 1,271,577 1,290,669 Deferred Revenue 386,446 402,091 Total Current Liabilities $2,657,534 $2,619,496 Long-term Debt, Net of Current Portion 16,886,016 16,215,885 Long-term Operating Lease Liabilities, Net of Current Portion 2,281,743 2,300,448 Other Long-term Liabilities 355,734 450,083 Deferred Income Taxes 180,436 184,015 Total Long-term Liabilities $19,703,929 $19,150,431 Redeemable Noncontrolling Interests 63,746 64,423 (Deficit) Equity Total (Deficit) Equity $(938,394) $(709,331) Total Liabilities and (Deficit) Equity $21,486,815 $21,125,019 5

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q1 2026	Q4 2025	Q/Q % Change	Q1 2025	Y/Y % Change
Revenues:					
Storage Rental	$1,094,765	$1,061,248	3.2 %	$948,376	15.4 %
Service	841,384	781,919	7.6 %	644,153	30.6 %
Total Revenues	**$1,936,149**	**$1,843,167**	**5.0 %**	**$1,592,529**	**21.6 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$889,803	$822,500	8.2 %	$710,204	25.3 %
Selling, General and Administrative	372,764	338,461	10.1 %	329,737	13.0 %
Depreciation and Amortization	267,839	277,512	(3.5)%	232,154	15.4 %
Acquisition and Integration Costs	2,921	3,505	(16.7)%	5,823	(49.8)%
Restructuring and Other Transformation	—	43,480	(100.0)%	54,746	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	7,592	16,666	(54.4)%	5,571	36.3 %
Total Operating Expenses	**$1,540,919**	**$1,502,124**	**2.6 %**	**$1,338,235**	**15.1 %**
Operating Income (Loss)	**$395,230**	**$341,043**	**15.9 %**	**$254,294**	**55.4 %**
Interest Expense, Net (includes Interest Income of $1,503 and $3,463 for the three months ended March 31, 2026 and 2025, respectively)	223,821	219,794	1.8 %	194,738	14.9 %
Other (Income) Expense, Net	(4,708)	16,920	(127.8)%	28,488	(116.5)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$176,117**	**$104,329**	**68.8 %**	**$31,068**	**n/a**
Provision (Benefit) for Income Taxes	27,118	11,209	141.9 %	14,835	82.8 %
Net Income (Loss)	**$148,999**	**$93,120**	**60.0 %**	**$16,233**	**n/a**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	5,334	3,850	38.5 %	281	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$143,665**	**$89,270**	**60.9 %**	**$15,952**	**n/a**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.48	$0.30	60.0 %	$0.05	n/a
Diluted	$0.48	$0.30	60.0 %	$0.05	n/a
Weighted Average Common Shares Outstanding - Basic	296,848	295,969	0.3 %	294,507	0.8 %
Weighted Average Common Shares Outstanding - Diluted	298,834	298,380	0.2 %	297,260	0.5 %

6

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q1 2026	Q4 2025	Q/Q % Change	Q1 2025	Y/Y % Change
Net Income (Loss)	**$148,999**	**$93,120**	**60.0 %**	**$16,233**	**n/a**
Add / (Deduct):					
Interest Expense, Net	223,821	219,794	1.8 %	194,738	14.9 %
Provision (Benefit) for Income Taxes	27,118	11,209	141.9 %	14,835	82.8 %
Depreciation and Amortization	267,839	277,512	(3.5)%	232,154	15.4 %
Acquisition and Integration Costs	2,921	3,505	(16.7)%	5,823	(49.8)%
Restructuring and Other Transformation	—	43,480	(100.0)%	54,746	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	7,592	16,666	(54.4)%	5,571	36.3 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(1,196)	15,722	(107.6)%	27,382	(104.4)%
Stock-Based Compensation Expense	28,257	21,685	30.3 %	26,094	8.3 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,588	2,584	0.2 %	2,330	11.1 %
Adjusted EBITDA	**$707,939**	**$705,277**	**0.4 %**	**$579,906**	**22.1 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other (income) expense, net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

7

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2026	Q4 2025	Q/Q % Change	Q1 2025	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.48**	**$0.30**	**60.0 %**	**$0.05**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.01	0.01	—	0.02	(50.0)%
Restructuring and Other Transformation	—	0.15	(100.0)%	0.18	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	0.03	0.06	(50.0)%	0.02	50.0 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	—	0.05	(100.0)%	0.09	(100.0)%
Stock-Based Compensation Expense	0.09	0.07	28.6 %	0.09	—
Non-Cash Amortization Related to Derivative Instruments	—	0.01	(100.0)%	0.01	(100.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.02)	(0.05)	(60.0)%	(0.04)	(50.0)%
Income (Loss) Attributable to Noncontrolling Interests	0.02	0.01	100.0 %	—	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.60**	**$0.61**	**(1.6)%**	**$0.43**	**39.5 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended March 31, 2026, March 31, 2025 and December 31, 2025 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended March 31, 2026 and 2025 was 15.5% and 17.0% respectively, and quarter ended December 31, 2025 was 13.1%.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other (income) expense, net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding. The Tax Impact of reconciling Items and discrete tax Items is calculated using the current quarter's estimate of the annual structural tax rate.

8

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q1 2026	Q4 2025	Q/Q % Change	Q1 2025	Y/Y % Change
Net Income (Loss)	**$148,999**	**$93,120**	**60.0 %**	**$16,233**	**n/a**
Add / (Deduct):					
Real Estate Depreciation (1)	111,459	111,823	(0.3)%	94,147	18.4 %
Loss (Gain) on Sale of Real Estate, Net of Tax	717	1,176	(39.0)%	312	129.8 %
Data Center Lease-Based Intangible Assets Amortization (2)	1,842	1,835	0.4 %	2,019	(8.8)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,598	1,589	0.6 %	1,496	6.8 %
FFO (Nareit)	**$264,615**	**$209,543**	**26.3 %**	**$114,207**	**131.7 %**
Add / (Deduct):					
Acquisition and Integration Costs	2,921	3,505	(16.7)%	5,823	(49.8)%
Restructuring and Other Transformation	—	43,480	(100.0)%	54,746	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	6,875	15,490	(55.6)%	5,292	29.9 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(1,196)	15,722	(107.6)%	27,382	(104.4)%
Stock-Based Compensation Expense	28,257	21,685	30.3 %	26,094	8.3 %
Non-Cash Amortization Related to Derivative Instruments	(896)	4,176	(121.5)%	4,176	(121.5)%
Real Estate Financing Lease Depreciation	3,924	3,274	19.9 %	3,148	24.7 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(9,896)	(16,150)	(38.7)%	(11,673)	(15.2)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(57)	(55)	3.6 %	(125)	(54.4)%
FFO (Normalized)	**$294,547**	**$300,670**	**(2.0)%**	**$229,070**	**28.6 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.89	$0.70	27.1 %	$0.38	134.2 %
FFO (Normalized)	$0.99	$1.01	(2.0)%	$0.77	28.6 %
Weighted Average Common Shares Outstanding - Basic	296,848	295,969	0.3 %	294,507	0.8 %
Weighted Average Common Shares Outstanding - Diluted	298,834	298,380	0.2 %	297,260	0.5 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.

(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.

(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other (income) expense net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

9

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q1 2026	Q4 2025	Q/Q % Change	Q1 2025	Y/Y % Change
FFO (Normalized)	**$294,547**	**$300,670**	**(2.0)%**	**$229,070**	**28.6 %**
Add / (Deduct):					
Non-Real Estate Depreciation	76,742	83,320	(7.9)%	65,146	17.8 %
Amortization Expense (1)	73,872	77,260	(4.4)%	67,694	9.1 %
Amortization of Deferred Financing Costs	8,048	8,350	(3.6)%	7,856	2.4 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,498	1,683	(11.0)%	1,317	13.7 %
Non-Cash Rent Expense (Income)	621	539	15.2 %	3,225	(80.7)%
Reconciliation to Normalized Cash Taxes	5,861	565	n/a	1,999	193.2 %
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	196	195	0.5 %	176	11.4 %
Less:					
Recurring Capital Expenditures	35,279	42,873	(17.7)%	28,083	25.6 %
AFFO	**$426,106**	**$429,709**	**(0.8)%**	**$348,400**	**22.3 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$1.43	$1.44	(0.7)%	$1.17	22.2 %
Weighted Average Common Shares Outstanding - Basic	296,848	295,969	0.3 %	294,507	0.8 %
Weighted Average Common Shares Outstanding - Diluted	298,834	298,380	0.2 %	297,260	0.5 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) Non-cash rent expense (income), (ii) Depreciation on non-real estate assets, (iii) Amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships, capitalized commissions and other intangibles, (iv) Amortization of deferred financing costs and debt discount/premium, (v) Revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) The impact of reconciling to normalized cash taxes and (2) including Recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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